Exhibit 99.1

Flora Parent, Inc.

and Subsidiaries

Consolidated Financial Report

September 30, 2020

Contents

Independent auditor’s report	2

Financial statements

Consolidated balance sheet	3

Consolidated statement of income	4

Consolidated statement of comprehensive income	5

Consolidated statement of stockholders’ equity	6

Consolidated statement of cash flows	7-8

Notes to consolidated financial statements	9-33

Independent Auditor’s Report

Board of Directors

Flora Parent, Inc. and Subsidiaries

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Flora Parent, Inc. and its subsidiaries (the Company), which comprise the consolidated balance sheet as of September 30, 2020, the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for the year then ended, and the related notes to the consolidated financial statements (collectively, the financial statements).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Flora Parent, Inc. and its subsidiaries as of September 30, 2020, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Boston, Massachusetts

January 28, 2021

Flora Parent, Inc. and Subsidiaries

Consolidated Balance Sheet

September 30, 2020

2020
Assets
Current assets:
Cash and cash equivalents	$25,003,322
Accounts receivable, net	6,236,857
Inventories, net	53,681,048
Prepaid expenses and other assets	812,210

Total current assets	85,733,437

Property and equipment, net	2,268,188

Other assets:
Deposits	161,100
Deferred financing costs	367,222
Goodwill	118,916,572
Intangible assets, net	117,602,734

Total other assets	237,047,628

Total assets	$325,049,253

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$1,239,510
Accounts payable	8,373,379
Accrued expenses	8,665,139
Accrued tax liabilities	3,843,889

Total current liabilities	22,121,917
Revolving line of credit	—
Long-term debt, net of current portion	157,098,069
Deferred rent, non-current	923,453
Deferred taxes	24,425,235

Total liabilities	204,568,674

Commitments and contingencies (Note 10)
Stockholders’ equity:
Common stock, $0.001 par value, 1,500,000 shares authorized, 1,170,148 shares issued and outstanding at September 30, 2020	1,171
Additional paid-in capital	45,551,957
Retained earnings	76,835,433
Accumulated other comprehensive loss	(1,907,982)

Total stockholders’ equity	120,480,579

Total liabilities and stockholders’ equity	$325,049,253

See notes to consolidated financial statements.

Flora Parent, Inc. and Subsidiaries

Consolidated Statement of Income

Year Ended September 30, 2020

2020
Net sales	$156,951,473
Cost of goods sold	64,898,222

Gross profit	92,053,251

Selling, general and administrative expenses	29,639,186
Intangible asset amortization expense	5,459,269
Management fees	1,222,643
Transaction-related expenses	411,732

Total operating expenses	36,732,830

Operating income	55,320,421

Other income (expense):
Interest expense	(13,413,972)
Interest income	2,031
Loss on extinguishment of debt	(600,698)
Foreign currency transaction gains (losses)	(46,249)

Other expense	(14,058,888)

Income before income taxes	41,261,533
Income tax expense	11,656,104

Net income	$29,605,429

See notes to consolidated financial statements.

Flora Parent, Inc. and Subsidiaries

Consolidated Statement of Comprehensive Income

Year Ended September 30, 2020

2020
Net income	$29,605,429

Other comprehensive loss:
Foreign currency translation adjustment	(47,253)

Net other comprehensive loss	(47,253)

Total comprehensive income	$29,558,176

See notes to consolidated financial statements.

Flora Parent, Inc. and Subsidiaries

Consolidated Statement of Stockholders’ Equity

Year Ended September 30, 2020

					Accumulated
			Additional		Other	Total
	Common Stock		Paid-in	Retained	Comprehensive	Stockholders’
	Shares	Amount	Capital	Earnings	Loss	Equity
Balance at September 30, 2019	1,170,148	1,171	119,215,563	47,230,004	(1,860,729)	164,586,009
Dividends to Shareholders	—	—	(74,947,979)	—	—	(74,947,979)
Stock-based compensation expense	—	—	1,284,373	—	—	1,284,373
Foreign currency translation adjustment	—	—	—	—	(47,253)	(47,253)
Net income	—	—	—	29,605,429	—	29,605,429

Balance at September 30, 2020	1,170,148	$1,171	$45,551,957	$76,835,433	$(1,907,982)	$120,480,579

See notes to consolidated financial statements.

Flora Parent, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

Year Ended September 30, 2020

2020
Cash flows from operating activities:
Net income	$29,605,429
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	590,544
Amortization of intangible assets	5,459,269
Amortization of debt discount and deferred financing costs	802,436
Provision for doubtful accounts	372,976
Loss on extinguishment of debt	600,698
Loss on disposal of property and equipment	15,873
Stock based compensation expense	1,284,373
Deferred income tax benefit	(483,535)
Foreign exchange loss	(88,889)
Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivable, net	875,296
Inventories, net	(7,152,422)
Prepaid expenses and other assets	(96,253)
Prepaid taxes	164,326
Increase (decrease) in:
Accounts payable and accrued expenses	6,458,452
Deferred rent	(125,389)
Accrued tax liabilities	3,737,636

Net cash provided by operating activities	42,020,820

Cash flows from investing activities:
Purchases of property and equipment	(1,026,839)
Acquisitions	(11,596,438)

Net cash used in investing activities	(12,623,277)

Cash flows from financing activities:
Dividend payments	(74,947,979)
Proceeds (payments) of long-term debt	72,758,306
Proceeds (payments) on revolving line of credit, net	(3,500,000)
Payment of debt discount and deferred financing costs	(1,319,599)

Net cash used in financing activities	(7,009,272)

Effect of exchange rate change on cash	75,756

Net increase in cash and cash equivalents	22,464,027
Cash and cash equivalents, beginning of year	2,539,295

Cash and cash equivalents, end of year	$25,003,322

Supplemental disclosures of cash flow information:
Cash paid during the year for: Interest	$12,834,119

Income taxes, net	$9,057,052

(Continued)

Flora Parent, Inc. and Subsidiaries

Consolidated Statement of Cash Flows (Continued)

Year Ended September 30, 2020

2020
Supplemental disclosures of investing activities:
Acquisition of Sustainable Agrico, LLC as of May 30, 2020:
Inventory	$3,351,513
Accounts receivable	2,704,071
Customer relationships	300,000
Trade names	800,000
Goodwill	762,919
Accounts payables and accrued expenses	(488,997)

Acquisition	$7,429,506

Acquisition of Marteal, LLC as of June 1, 2020:
Inventory	$424,355
Accounts receivable	411,502
Property and equipment	56,324
Trade names	700,000
Goodwill	2,854,944
Deferred tax liability	(206,964)
Accounts payables and accrued expenses	(73,229)

Acquisition	$4,166,932

See notes to consolidated financial statements.

Flora Parent, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1. Description of Business

Nature of the business: Flora Parent, Inc. and its subsidiaries (collectively, the Company) are engaged in the manufacturing, distribution, marketing and sale of consumer branded garden and lawn products. The Company’s primary customers include home centers, mass merchandisers, warehouse clubs, large hardware chains, independent hardware stores, nurseries, garden centers, food and drug stores and indoor gardening and hydroponic stores. The Company’s products are sold primarily in the United States and Canada. The Company has locations in Massachusetts, Ohio, California and Manitoba, Canada. The corporate office is located in Norton, Massachusetts.

COVID-19: On January 30, 2020, the World Health Organization declared the coronavirus outbreak (COVID-19) a “Public Health Emergency of International Concern” and on March 11, 2020, declared COVID-19 a pandemic. The impact of COVID-19 could negatively affect the Company’s operations, suppliers or other vendors, and customers. The operations for the Company’s services could be negatively impacted by the regional and global outbreak of COVID-19. Any quarantines, labor shortages or other disruptions to the Company’s operations, or those of their vendors, may adversely impact the Company. In addition, a significant outbreak of epidemic, pandemic or contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, including the geographical area in which the Company operates, resulting in an economic downturn. The extent to which the coronavirus impacts the Company’s results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus and actions taken to contain the coronavirus or its impact, among others. The Company will continue to monitor for changes in events that may impact the Company, such as liquidity and impairment triggers.

Note 2. Significant Accounting Policies

Basis of presentation: The accompanying consolidated financial statements have been prepared in accordance with accounting standards set by the Financial Accounting Standards Board (FASB). The FASB sets generally accepted accounting principles in the United States of America (GAAP) that the Company follows to ensure its financial condition, results of operations and cash flows are consistently reported. References to GAAP issued by the FASB in these notes to the consolidated financial statements are to the FASB Accounting Standards Codification (ASC).

Principles of consolidation: The consolidated financial statements include the accounts of Flora Parent, Inc. and its wholly owned subsidiaries, Seed Holdings, Inc., Plantation Products, LLC, Ferry-Morse Seed Company, A.E. McKenzie Co. ULC, Livingston Seed Company, Ceresolutions, LP, as well as, the wholly owned subsidiaries of Plantation Products, LLC, Marteal, Ltd, and Sustainable Agrico, LLC. The Company does business as Green Garden Products. All intercompany transactions and accounts have been eliminated in consolidation.

Functional currency translation: The functional currency of A.E. McKenzie Co. ULC is the Canadian dollar. The assets and liabilities of the Canadian subsidiary are translated at year-end rates of exchange and the consolidated statements of income accounts are translated at weighted-average rates of exchange for the period. The resulting translation adjustments are reported as a component of accumulated other comprehensive income within stockholder’s equity. Net foreign currency transaction losses included in the consolidated statement of income amounted to $46,249 during the year ended September 30, 2020.

Flora Parent, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 2. Significant Accounting Policies (Continued)

Use of estimates: Management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and reported amounts of income and expenses during the reporting periods. Actual results could differ from those estimates. Management believes the most significant estimates include the net realizable value of accounts receivable, reserve for returned merchandise, reserve for excess and obsolete inventory, revenue recognition, stock-based compensation, the recoverability of long-lived assets, valuation and impairment of indefinite-lived assets and goodwill, valuation of deferred tax assets and pension obligations.

Cash and cash equivalents: The Company considers all highly liquid investments purchased with an original maturity of 90 days or less to be cash and cash equivalents.

Accounts receivable: Allowances for doubtful accounts are provided for those outstanding balances considered to be uncollectible based upon historical experience and management’s evaluation of the outstanding balances at year end. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts. Recoveries of accounts receivable previously written off are recorded when received. Accounts receivable are recorded net of provisions for returns and allowances, customer discounts and other sales related discounts. The Company bases its estimates for discounts, returns and allowances on negotiated customer terms and historical experience. The allowance for doubtful accounts and allowance for sales returns and discounts at September 30, 2020 was $1,700,522.

During the year ended September 30, 2020, the Company recorded bad debt expense of $420,807.

Revenue recognition: The Company recognizes revenue on sales when products are shipped and the customer takes legal title and assumes risk of loss; collection of the relevant receivable is probable; persuasive evidence of an arrangement exists; and the sales price is fixed or determinable. Sales are recorded net of provisions for returns and allowances, customer discounts and other sales related discounts based upon historical return rates and contractual terms.

In addition, the Company maintains strategic relationships with certain retailers whereby the Company ships inventory to the retailers on a consignment basis and the retailers have the right to return product that they do not sell. The Company defers recognition of revenue and cost of sales until the retailer sells the product to the end customer. Notification from the retailer indicates the products sold and the date of sale. Product that is not sold by the retailer is generally returned to the Company and discarded.

Shipping and handling charges are billed to customers and are included in sales and the related expense is included in selling, general and administrative expenses.

Concentration of credit risk: Financial instruments, which potentially subject the Company to credit risk, consist primarily of cash, cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents with high credit quality financial institutions, and monitors credit risk with individual financial institutions. At September 30, 2020, the Company had cash balances at certain financial institutions in excess of federally insured limits. The Company does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

Flora Parent, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 2. Significant Accounting Policies (Continued)

Accounts receivable are exposed to a concentration of credit risk with customers principally located in the United States and Canada. Credit is typically extended to customers during the normal course of business. The Company actively manages its customer accounts receivable balances and requires no collateral from its customers. The Company’s larger customers include home centers, mass merchandisers, warehouse clubs, large hardware chains, independent hardware stores, nurseries, garden centers, food and drug stores and indoor gardening and hydroponic stores. Management believes its customer approval processes, and its review of its allowance for doubtful accounts, adequately provides for any material credit risks.

Concentrations of revenue and accounts receivable as a percentage of consolidated revenue and accounts receivable at September 30 were as follows:

	Revenue	Accounts Receivable
	2020	2020
Customer A	20%	*
Customer B	15%	*
Customer C	11%	17%

*	Less than 10% of consolidated total

For the year ended September 30, 2020, the Company made purchases from one vendor that accounted for approximately 14% of total purchases. See Note 10 for discussion of supplier agreement entered into with the vendor. As of September 30, 2020, there was one vendor that accounted for approximately 38% of the accounts payable balance. The Company maintains relationships with a number of suppliers and would secure required materials on comparable terms if it were necessary.

Inventories: Inventories, which consist of raw materials, packaging materials and finished goods, including consigned inventory at customer locations, are stated at the lower of cost (first-in, first-out method) or net realizable value. Inventories are carried net of a reserve for excess and obsolete items. Management determines the reserve by developing expectations for future usage based on historical sales and expected future demand, and comparing to actual quantities on hand or consigned at customers. The reserve for excess and obsolete inventory is $528,865 at September 30, 2020.

Property and equipment: Property and equipment are stated at cost. Property and equipment acquired in a business acquisition is recorded at the estimated fair value of the assets at that date. Depreciation of property and equipment is recorded using the straight-line method over the estimated useful lives of the assets. Maintenance and repair costs are expensed as incurred. Upon the sale or retirement of an asset, the cost and related accumulated depreciation are removed from the respective accounts and the resulting gain or loss is included in current operations.

The estimated useful lives of property and equipment are as follows:

Machinery and equipment	4-7 years
Computer equipment and software	3-6 years
Furniture and fixtures	5-10 years
Leasehold improvements	Lesser of lease term or life of asset
Motor vehicles	3-7 years

Flora Parent, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 2. Significant Accounting Policies (Continued)

Capitalized software costs: ASC 350-40, Internal Use Software provides guidance on capitalization of the costs incurred for computer software developed or obtained for internal use. The Company capitalizes substantially all external costs and qualifying internal costs related to the purchase and development of software projects used for business operations. Capitalized software costs are included in property and equipment and primarily include purchased software and external consulting fees. Capitalized software projects, once completed and implemented, are amortized over the estimated useful lives of the software, typically a three to five year period.

Deferred financing costs and debt issuance costs: The Company accounts for deferred financing costs in accordance with the provisions of Accounting Standards Update (ASU) 2015-15, Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements, which allows debt issuance costs associated with line-of-credit arrangements to be classified as an asset. Accordingly, the Company capitalizes certain third-party fees that are directly associated with the revolving line of credit (see Note 7). Deferred financing costs included in the other noncurrent assets on the consolidated balance sheet were $367,222 as of September 30, 2020, and are amortized to interest expense over the term of the agreement.

The Company capitalizes certain third-party fees that are directly associated with the issuance of long-term debt (see Note 7) in accordance with the provisions of ASU 2015-03, Simplifying the Presentation of Debt Issuance Costs. Accordingly, the Company presents debt issuance costs as a direct reduction from the carrying amount of the associated long-term debt on the consolidated balance sheet. Debt issuance costs are amortized to interest expense over the term of the long-term debt agreement using a method that approximates the effective interest method.

As of September 30, 2020, debt issuance costs totaled $1,391,800 and are accounted for as a direct reduction from the carrying amount of long-term debt, on the consolidated balance sheets.

Amortization expense of deferred financing costs and debt issuance costs for the year ended September 30, 2020, totaled $802,436 and is included in interest expense on the accompanying consolidated statements of income.

Future amortization of costs at September 30, 2020, are as follows:

2021	$778,050
2022	778,050
2023	202,922

$1,759,022

Goodwill and other intangible assets: The Company accounts for business combinations pursuant to ASC 805, Business Combinations. Goodwill in such acquisitions represents the excess of the cost of a business acquired over the net of the amounts assigned to assets acquired, including identifiable intangible assets and liabilities assumed. ASC 805 specifies criteria to be used in determining whether intangible assets acquired in a business combination must be recognized and reported separately from goodwill. Amounts assigned to goodwill and other identifiable intangible assets were determined using a market approach and a discounted cash flow analysis.

Flora Parent, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 2. Significant Accounting Policies (Continued)

Under ASC 350, Intangibles – Goodwill and Other, intangible assets with indefinite lives are not amortized and are reviewed annually (September 30th) for impairment, or more frequently, if impairment indicators arise. The review for impairment consists of a comparison of the fair value of the asset to its carrying amount. Fair value is an estimate of the price a willing buyer would pay for the intangible asset and is generally estimated by discounting the expected future cash flows associated with the intangible asset, using a relief from royalty method.

In accordance with the applicable guidance, goodwill is reviewed annually (September 30th) for impairment, or more frequently, if events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. The process of evaluating the potential impairment of goodwill requires significant judgment. The Company regularly monitors current business conditions and other factors including, but not limited to, adverse industry or economic trends, restructuring actions and projections of future results. The Company estimates its reporting unit’s fair value and compares it with the carrying value, including goodwill. If the fair value is greater than the carrying value of its reporting unit, no impairment is recorded. Fair value is determined using an income approach. The estimates and assumptions used in the Company’s calculations include revenue growth rates, expense growth rates, expected capital expenditures to determine projected cash flows, expected tax rates and an estimated discount rate to determine present value of expected cash flows. These estimates are based on historical experiences, the Company’s projections of future operating activity and its weighted-average cost of capital. If the fair value is less than the carrying value, an impairment loss is recognized for the amount that the carrying amount of a reporting unit, including goodwill, exceeds its fair value, limited to the total amount of goodwill. The impairment charge would be recorded to earnings in the consolidated statement of income. Judgment is required in determining whether an event has occurred that may impair the value of goodwill or identifiable intangible assets.

At September 30, 2020, based on the results of testing, the Company does not believe any impairment of goodwill or indefinite lived intangible assets has occurred.

The Company provides for amortization of intangible assets with definite lives using the accelerated and straight-line methods over their estimated useful lives ranging from 4 to 25 years.

Impairment of long-lived assets and assets to be disposed of by sale: The Company accounts for impairment of long-lived assets in accordance with ASC 360, Property, Plant and Equipment. ASC 360 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the book value of an asset group may not be recoverable. The Company evaluates whether events and circumstances have occurred that indicate possible impairment. An asset group is considered impaired if the net book value of the asset group exceeds the future projected undiscounted cash flows anticipated to be generated by the asset group. The impairment is then measured as the excess of the net book value of the asset group over its estimated fair value. At September 30, 2020, based on the results of testing, the Company does not believe any impairment long-lived assets has occurred.

Deferred rent: Certain of the Company’s lease agreements provide for scheduled rent increases during the lease term. A provision is made for the excess of the operating lease rentals, computed on a straight-line basis over the lease term, over the cash rentals paid in which the amounts to be recognized within twelve months is included in accounts payable and accrued expenses and deferred rent, non-current for amounts to be recognized after twelve months of the balance sheet date on the accompanying consolidated balance sheets. Also included in deferred rent are tenant improvement allowances which are amortized over the lease term as a reduction of rent expense. The deferred rent balance was $1,096,049 at September 30, 2020.

Advertising: Advertising and selling costs are expensed as incurred. For the year ended September 30, 2020, advertising and selling expenses totaled $672,049.

Flora Parent, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 2. Significant Accounting Policies (Continued)

Income taxes: Deferred income taxes are provided for temporary differences arising from assets and liabilities whose bases are different for financial reporting and income tax purposes using the currently enacted tax rates expected to be in effect when the taxes are actually paid or recovered. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of depreciation of property and equipment, and amortization of intangible assets for financial statement and income tax reporting.

The Company follows FASB ASC 740, Accounting for Income Taxes (ASC 740). ASC 740 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. ASC 740 also requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are more likely than not of being sustained by the applicable tax authority. Tax positions not deemed to meet a more likely than not threshold would be recorded as a tax expense in the current year. The Company will recognize interest and penalties related to unrecognized tax benefits, if any, in income tax expense.

Management has reviewed the Company’s tax positions as of the balance sheet date through September 30, 2020, and has determined that no provision for uncertain tax positions is required in the Companies’ consolidated financial statements. The past four tax years are open to examination in the respective jurisdictions.

Flora Parent, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 2. Significant Accounting Policies (Continued)

Accumulated other comprehensive loss: Accumulated other comprehensive loss consisted of the following at September 30, 2020:

	Defined Benefit Plan Items	Foreign Currency Items	Total
Balance, September 30, 2019	$—	$(1,860,729)	$(1,860,729)

Other comprehensive income (loss) before reclassifications	93,936	(47,253)	46,683
Amounts reclassified from accumulated other comprehensive loss	(93,936)	—	(93,936)

Net other comprehensive loss	—	(47,253)	(47,253)

Balance, September 30, 2020	$—	$(1,907,982)	$(1,907,982)

Accounting for stock-based compensation: Under the Company’s 2015 Equity Incentive Plan, the Company retains the right to grant options to key employees, directors and consultants to purchase shares of common stock in the Company. The Company has reserved 160,000 shares of common stock for issuance under the plan subject to adjustment based on provisions within the plan.

The Company accounts for stock-based compensation in accordance with the guidance of FASB ASC Topic 718, Compensation – Stock Compensation (FASB ASC Topic 718), which requires all share-based payments, including grants of stock options, to be recognized in the consolidated financial statements based on their grant date fair values.

In accordance with FASB ASC Topic 718, the Company has elected to use the Black-Scholes option pricing model to determine the fair value of options granted with basic time based vesting and recognizes the compensation cost of share-based awards on a straight-line basis over the vesting period of the award.

The determination of the fair value of share-based payment awards utilizing the Black-Scholes option pricing model includes the following significant estimates: expected volatility, expected life, risk-free interest rate and expected dividends. The Company does not have a history of market prices of the common stock as it is not a public company, and as such volatility is estimated, using historical volatilities of similar public entities. The expected life of the awards is estimated based on the simplified method for employees, or the term of the award for non-employees. The risk-free interest rate assumption is based on U.S. Treasury bills issued at or near the stock option date with a term that approximates the life of the awards. The dividend rate is based on the Company’s history and the expectation of paying no future dividends. Forfeitures are recorded as they occur.

Flora Parent, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 2. Significant Accounting Policies (Continued)

In accordance with FASB ASC Topic 718, the Company has elected to use the Monte Carlo Simulator option pricing model to determine the fair value of options granted with market and performance vesting criteria and recognizes the compensation cost of share-based awards when the market and performance vesting criteria is achieved. The Monte Carlo process expresses potential future scenarios that, when simulated thousands of times, can be viewed statistically to ascertain fair value. Each scenario has its own set of inputs including volatility, time to liquidity, risk free rate based on time, equity value, dividend yield, and number of trials. The volatility used in each scenario was derived from the historical volatilities of similar public entities for the given time period. Stock-based compensation expense related to the market and performance vesting options is recognized in the consolidated financial statements when the performance metrics are considered probable of being met and the options ultimately vest. The Company accounts for forfeitures as they occur.

Recent accounting pronouncements: In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in GAAP when it becomes effective and permits the use of either a full retrospective or retrospective with cumulative effect transition method. In May 2020, the FASB voted to defer the effective date of ASU 2014-09 due to Covid-19 making it effective for annual reporting periods beginning after December 15, 2019. The Company is determining the impact of adoption on the financial statements.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities, which updates certain aspects of recognition, measurement, presentation and disclosure of financial instruments. ASU 2016-01 will be effective for the Company for fiscal years beginning after December 15, 2018. The adoption of this standard did not have a significant impact on the consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases. ASU 2016-02 will change the way the Company recognizes its leased assets. ASU 2016-02 will require organizations that lease assets— referred to as “lessees”—to recognize on the balance sheet the assets and liabilities representing the rights and obligations created by those leases. ASU 2016-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. The effective date of the standard was extended in May 2020 by the FASB due to Covid-19, for annual reporting periods (including interim reporting periods within those years) beginning after December 15, 2021. Early adoption is permitted. The Company is currently evaluating the methods of adoption allowed by the new standard and the effect that adoption of the standard is expected to have on the Company’s consolidated financial statements and related disclosures.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses – Measurement of Credit Losses on Financial Instruments. The FASB’s new guidance changes how entities will measure credit losses for financial assets, including trade receivables. Previously an entity generally only considered past events and current conditions in measuring the incurred loss. Under the new guidance the measurement of expected credit losses is based on relevant information about past events, current conditions and reasonable and supportable forecasts that affect the collectability of the reported amounts. The amendments in this ASU are effective for the Company on October 1, 2023 through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. The Company is currently evaluating the impact of this guidance on its consolidated financial statements.

Flora Parent, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 2. Significant Accounting Policies (Continued)

In August of 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820), which changed the disclosure requirements for fair value measurement. This guidance is effective for fiscal years beginning after December 15, 2019. Early adoption is permitted. The Company is currently evaluating the effect that the standard will have on the consolidated financial statements.

Note 3. Business Combinations

Sustainable Agrico, LLC: On May 30, 2020, Plantation Products, LLC acquired the all of the member interests of Sustainable Agrico, LLC. The transaction was completed for total consideration of $7,429,506. The transaction is expected to provide the Company with a larger customer base and brand recognition to grow production capacity and expand its product offerings.

The transaction was accounted for under the acquisition method of accounting. Accordingly, the assets acquired and liabilities assumed were recorded at their estimated fair values. The excess of the purchase price over the fair value of the net assets acquired was recorded as goodwill in the accompanying consolidated balance sheet.

The fair value of total consideration transferred in connection with the business acquisition consists of:

Cash paid to or on behalf of seller	$7,429,506

The purchase price has been allocated as follows:
Inventories	$3,351,513
Accounts receivable	2,704,071
Goodwill	762,919
Intangible assets:
Customer relationships	300,000
Trade names	800,000

Total assets acquired	7,918,503

Accounts payable and accrued expenses	(488,997)

Total liabilities assumed	(488,997)

Acquisition consideration paid	$7,429,506

The fair values of the customer relationships and trade names were determined by management, with assistance from an independent appraiser, based on an income-based and market valuation approach.

The goodwill of $762,919 arising from the acquisition consists of expected synergies, access to additional management expertise, workforce in place, assistance with operational matters and other factors. The goodwill recognized is expected to be deductible for income tax purposes. All transaction costs incurred in the transaction were charged to expense.

Flora Parent, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 3. Business Combinations (Continued)

Marteal, Ltd.: On June 1, 2020, Plantation Products, LLC acquired the all of the member interests of Marteal, Ltd. The transaction was completed for total consideration of $4,166,932. The transaction is expected to provide the Company with brand recognition to grow production capacity and expand its product offerings.

The transaction was accounted for under the acquisition method of accounting. Accordingly, the assets acquired and liabilities assumed were recorded at their estimated fair values. The excess of the purchase price over the fair value of the net assets acquired was recorded as goodwill in the accompanying consolidated balance sheet.

The fair value of total consideration transferred in connection with the business acquisition consists of:

Cash paid to or on behalf of seller	$4,166,932

The purchase price has been allocated as follows:
Inventories	$424,355
Accounts receivable	411,502
Property and equipment	56,324
Goodwill	2,854,944
Intangible assets:
Trade names	700,000

Total assets acquired	4,447,125

Accounts payable and accrued expenses	(73,229)
Deferred tax liability	(206,964)

Total liabilities assumed	(280,193)

Acquisition consideration paid	$4,166,932

The fair values of the trade names were determined by management, with assistance from an independent appraiser, based on an income-based and market valuation approach.

The goodwill of $2,854,944 arising from the acquisition consists of expected synergies, access to additional management expertise, workforce in place, assistance with operational matters and other factors. The goodwill recognized is not expected to be deductible for income tax purposes. All transaction costs incurred in the transaction were charged to expense.

Note 4. Inventories

Inventories consist of the following at September 30, 2020:

2020
Finished goods, net	$31,710,310
Raw material and packaging material, net	21,970,738

$53,681,048

Flora Parent, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 5. Property and Equipment

Property and equipment consist of the following at September 30, 2020:

2020
Furniture and fixtures	$5,149
Machinery and equipment	4,107,295
Leasehold improvements	533,138
Motor vehicles	95,500
Computer equipment and software	102,991
Construction in process	389,135

5,233,208
Less accumulated depreciation	(2,965,020)

$2,268,188

Total depreciation expense for the year ended September 30, 2020, was $590,544.

Note 6. Intangible Assets and Goodwill

Intangible assets consisted of the following at September 30, 2020:

	Estimated Useful Life (Years)	Cost	Accumulated Amortization	Net Book Value

Definite lived intangible assets:
Non-compete agreement	4	$577,000	$(577,000)	$—
Customer lists	14-25	96,750,000	(23,032,449)	73,717,551
Trade names – SuperThrive	16	11,750,000	(4,211,843)	7,538,157
Supplier agreement	23	2,398,000	(602,022)	1,795,978

		111,475,000	(28,423,314)	83,051,686
Indefinite lived intangible:
Trade names	Indefinite	34,551,048	—	34,551,048

		$146,026,048	$(28,423,314)	$117,602,734

Flora Parent, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 6. Intangible Assets and Goodwill (Continued)

Total estimated amortization expense for the five succeeding years at September 30, 2020, is as follows:

2021	$5,317,217
2022	5,136,243
2023	4,974,384
2024	4,823,803
2025	4,695,660
Thereafter	58,104,379

$83,051,686

Amortization expense for the year ended September 30, 2020, was $5,459,269. The change in the indefinite-lived trade names is due to foreign currency effects.

The change in the carrying value of goodwill is as follows:

Balance, September 30, 2019	$115,266,078
Acquisitions	3,617,863
Currency effects	32,631

Balance, September 30, 2020	$118,916,572

Note 7. Debt

First lien term note and revolving line of credit: In December 2014, the Company entered into a First Lien Credit Agreement (First Lien Agreement) with a syndicate of lenders, which provided a term loan of $79,000,000 (First Lien Term Loan) and a Revolving Line of Credit (Revolver) commitment totaling $35,000,000 (First Lien Credit Facility). In December 2014 and February 2015, the First Lien Credit Facility was amended to amend lender roles within the syndicate.

In November 2019, the Company entered into an amendment (First Lien Amendment) to the First Lien Agreement (Amended First Lien Agreement), which provided an incremental term loan of $80,000,000 (Incremental First Lien Term Loan). The First Lien Amendment also extended the maturity date of the First Lien Term Loan and Revolver from December 23, 2020 to November 12, 2022, to increased quarterly principal payments from $362,500 to $461,040, increased the applicable interest rate margin, and amended certain covenants and other definitions. The proceeds from the Incremental First Lien Term Loan were used to pay a dividend to shareholders of the Company (see Note 11) and related transaction costs.

The First Lien Term Note is due in quarterly principal payments of $461,040, plus interest. Interest is payable at a base rate plus an applicable margin that is determined quarterly. At September 30, 2020, the interest rate was 5.25%. The outstanding balance at September 30, 2020, was $93,729,379, and is carried net of unamortized debt issue costs of $805,401. The debt issuance costs are being amortized to interest expense over the term of the debt using a method that approximates the effective interest method. Interest expense on the First Lien Term Note totaled $5,546,392 for the year ended September 30, 2020, which includes interest expense related to the amortization of the debt discount of $394,495.

Flora Parent, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 7. Debt (Continued)

Interest expense on the Revolver totaled $1,172,064 for the year ended September 30, 2020, which includes interest expense related to the amortization of the debt discount of $173,862 during the year ended September 30, 2020 (see Note 2). The Revolver balance as of September 30, 2020 was $0, and is presented as a noncurrent liability on the accompanying consolidated balance sheet. Interest is payable at a base rate plus an applicable margin that is determined at the time of the draw. At September 30, 2020, the interest rate on the draws on the line of credit was 5.25%.

Second lien term note: In December 2014, the Company entered into a Second Lien Credit Agreement (Second Lien Agreement) with a syndicate of lenders, which provided a term loan of $66,000,000 (Second Lien Term Loan). The Second Lien Term Note is due at maturity. Interest is payable monthly at a base rate plus an applicable margin that is determined quarterly. At September 30, 2020, the interest rate was 9.25%. The outstanding balance at September 30, 2020, was $66,000,000, and is carried net of unamortized debt issue costs of $586,399. The debt issuance costs are being amortized to interest expense over the term of the debt using a method that approximates the effective interest method. Interest expense on the Second Lien Term Note totaled $6,695,516 for the year ended September 30, 2020, which includes interest expense related to the amortization of the debt discount of $234,079 during the year ended September 30, 2020.

In November 2019, the Company entered into an amendment (Second Lien Amendment) to the Second Lien Agreement (Amended Second Lien Agreement), which extended the maturity date to May 12, 2023, and amended certain covenants and definitions.

All obligations are secured as the lenders have a first priority lien on substantially all of the Company’s assets. Certain covenants, including a minimum consolidated adjusted earnings before interest, taxes, depreciation and amortization requirement (as defined within the First and Second Lien Agreements) and a leverage ratio are required to be met on a periodic basis, under the terms of the debt agreements.

The First Lien Amendment, Second Lien Amendment, and Revolver Amendment were evaluated to determine the proper accounting treatment for the refinancing transaction as of November 12, 2019.

The Amended First Lien Term Loans within the syndicate, with the exception of one First Lien Term Loan, were considered modifications under the guidance in ASC 470-50, Modifications and Extinguishments. Fees incurred associated with the First Lien Term Loans considered modifications under the First Lien Amendment were accounted for as a debt discount and totaled $416,709.

The First Lien Term Loan considered an extinguishment under the guidance in ASC 470-50, Modifications and Extinguishments, was recorded at fair value at its reacquisition price. The difference between the reacquisition price of the new loan and carrying value of the extinguished loan, including lender fees, was $600,698 which was recorded as a loss on extinguishment of debt on the accompanying statement of income. Third party costs incurred were accounted for as a debt discount and totaled $278,822.

The Amended Second Lien Term Loan was considered a modification under the guidance in ASC 470- 50, Modifications and Extinguishments. Lender fees incurred associated with the Second Lien Term Loan under the Second Lien Amendment accounted for a debt discount totaled $297,500.

Flora Parent, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 7. Debt (Continued)

The Amended Revolver was accounted for under the guidance in ASC 470-50, Modifications and Extinguishments. The borrowing capacity of the Amended Revolver was greater than the borrowing capacity of the Pre-existing Revolver, therefore, unamortized deferred financing costs at the time of the modification, fees paid to the lender and fees paid to third parties are deferred and amortized over the term of the Amended Revolver. Fees incurred associated with the Amended Revolver were accounted for as a deferred financing costs and totaled $326,568.

Long-term debt consisted of the following at September 30, 2020:

2020
First lien term note	$93,729,379
Second lien term note	66,000,000

159,729,379
Less long-term debt issuance costs	(787,149)

158,942,230
Less current portion of long-term debt	(1,844,161)

Long-term debt, net of current portion	$157,098,069

Current portion of long-term debt	$1,844,161
Less – current portion debt issuance costs	(604,651)

Current portion of long-term debt, net of issuance costs	$1,239,510

Principal maturities of long-term debt at September 30, 2020, are as follows:

2021	$1,844,161
2022	1,844,161
2023	156,041,057

$159,729,379

Note 8. Fair Value Measurement

The Company recognizes its financial assets and liabilities at fair value on a recurring basis (at least annually). Fair value is defined as the price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Three levels of inputs that may be used to measure fair value are as follows:

Level 1:	Valuations based on quoted prices in active markets for identical assets or liabilities. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2:	Valuations for assets and liabilities traded in less active dealer or broker markets. Valuations are obtained from third party pricing services for identical or similar assets or liabilities.

Level 3:	Valuations for assets and liabilities that are derived from other valuation methodologies, including option pricing models, discounted cash flow models and similar techniques, and not based on market exchange, dealer, or broker traded transactions. Level 3 valuations incorporate certain assumptions and projections in determining the fair value assigned to such assets or liabilities.

Flora Parent, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 8. Fair Value Measurement (Continued)

The asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

The Company is also required periodically to measure certain other assets at fair value on a nonrecurring basis, including long-lived assets, goodwill and other intangible assets. The Company determined the fair value used in its annual goodwill impairment analysis based on its own discounted cash flow analysis.

The Company has determined the inputs used in such analysis to be Level 3 inputs. The Company did not record any impairment charges on goodwill or other intangible assets as no significant events requiring non-financial assets and liabilities to be measured at fair value occurred during the year ended September 30, 2020.

Note 9. Income Taxes

The provision (benefit) for income taxes for the year ended September 30, 2020, was as follows:

2020
Federal:
Current	$6,541,992
Deferred	(294,471)

6,247,521

State:
Current	2,707,055
Deferred	(153,775)

2,553,280

Foreign:
Current	2,890,592
Deferred	(35,289)

2,855,303

Income tax expense	$11,656,104

At September 30, 2020, the Company had no federal net operating loss carryforwards. The Company’s effective tax rate differs from the statutory tax rate mainly due to the impact of foreign rate differences. Deferred tax assets and liabilities are measured as the difference between the financial statement and the tax bases of assets and liabilities at the applicable enacted tax rates expected to be in place when the taxes are paid or recovered.

Flora Parent, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 9. Income Taxes (Continued)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are presented below at September 30, 2020:

2020
Deferred income tax assets:
Accounts receivable	$455,594
Accrued expenses	344,520
Stock compensation	884,054
Inventory	489,734

2,173,902

Deferred income tax liabilities:
Intangible assets	(26,193,022)
Property and equipment	(406,115)

(26,599,137)

Net deferred tax liability	$(24,425,235)

The Company files federal income tax returns in the United States and Canada and state income tax returns in various states where the Company maintains operations. The tax years from FY2017 to FY2020 remain open to examination by major taxing jurisdictions. The Company is not currently under examination by the Internal Revenue Service or any other jurisdictions for any tax years and does not anticipate any examination within the next 12 months. The Company does not believe material uncertain tax positions have arisen to date.

Note 10. Commitments and Contingencies

Leases:

Corporate office – Norton, Massachusetts: The Company leases office and production space located in Norton, Massachusetts, under an operating lease, which serves as its principal headquarters. The terms of the lease require annual rent of $1,050,000 prorated on a monthly basis through December 16, 2020, with two optional five year extension terms. The extension terms contain escalation clauses of the lesser of 5% or CPI. In October 2018, the Company signed an amendment of this lease to extend the term through February 28, 2026, with escalating rent payments beginning at $1,120,000 in March 2021. The amendment removed the second option to extend for five years.

West Bridgewater, Massachusetts: The Company leases warehouse and production space in West Bridgewater, Massachusetts. The terms of the lease require future annual escalating rent payments ranging from $1,001,250 to $1,139,400 prorated on a monthly basis. The lease expired on December 31, 2020.

Flora Parent, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 10. Commitments and Contingencies (Continued)

Brandon, Manitoba, Canada: The Company leases office and production space in Brandon, Manitoba. At the start of each five year term, the rent will be increased by the previous five year cumulative CPI. The first rental increase was effective December 1, 2013, and required annual lease payments of $493,111 prorated on a monthly basis. The Company signed an additional amendment to this lease extending the term through November 30, 2023. The annual lease payment totaling $525,743 prorated on a monthly basis, began in December 2018.

Lockbourne, Ohio: The Company signed a lease on September 21, 2018, for warehouse and production space in Lockbourne, Ohio. The lease commenced on February 1, 2019, and extends through August 31, 2024, with annual rent beginning at $1,713,291 and escalating each year.

Richmond, California: The Company signed a lease on May 31, 2020, for warehouse and production space in Richmond California. The lease commenced on June 1, 2020, and extends through May 31, 2025, with annual rent of $264,000, which is paid in monthly payments through May 31, 2025.

Compton, California: The Company assumed a lease, for warehouse and production space in Compton, California, through its acquisition of Sustainable Agrico, LLC (see Note 3) on May 30, 2020. The lease commenced on February 1, 2019, and extends through January 31, 2022, with annual rent of $316,668, and escalating each year.

Rent and rent related expenses under these operating leases totaled $5,806,965 for the year ended September 30, 2020.

Future minimum lease payments under non-cancelable operating leases, as of September 30, 2020, are as follows:

2021	$4,095,484
2022	3,842,571
2023	3,797,486
2024	3,271,997
2025	1,404,732
Thereafter	520,264

$16,932,534

Supplier agreement: The Company entered into an agreement with one of its suppliers with an initial term ending December 31, 2037, with two subsequent renewal periods of 25 year terms. Under this agreement, the Company is required to provide a purchase order for a specified quantity of pallets to the supplier by April 1st of each year of the agreement at set prices pursuant to this agreement. The Company determined that the terms of this agreement are favorable to the Company and therefore recorded an intangible asset equal to the fair value of this contractual relationship on December 23, 2014, the date of acquisition. The resulting intangible asset is being amortized over 23 years on a straight-line basis (see Note 5). Total purchases from the supplier amounted to approximately $12,626,000 during the year ended September 30, 2020.

Flora Parent, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 10. Commitments and Contingencies (Continued)

Litigation: Certain claims, suits and complaints arising in the ordinary course of business have been filed or are pending against the Company. In the opinion of management, all such matters are adequately covered by insurance, or if not so covered, are without merit or are of such kind, or involve such amounts, as would not have a significant effect on the financial position or results of operations of the Company if disposed of unfavorably.

Note 11. Stockholder’s Equity

The Company had 1,500,000 shares of common stock authorized, $0.001 par value, of which 1,170,148 were issued and outstanding as of September 30, 2020. The Company had 329,852 shares of common stock reserved for issuance at September 30, 2020.

Each holder of common stock is entitled to one vote for each share of stock owned.

The majority shareholder may transfer, in the aggregate, in one or a series of transactions up to 20% of the common stock held by the majority shareholder to a third-party purchaser so long as the minority tag-along stockholders are permitted to participate in such transfer of stock.

If the majority shareholder proposes to sell to a third-party purchaser any shares of common stock held by the majority shareholder resulting in an aggregate transfer of 20% or more of the shares of common stock held by the majority shareholder, upon the request of the majority shareholder, each of the minority drag-along stockholders shall sell the same percentages of shares of common stock to such third party purchaser pursuant to the same terms and conditions negotiated by the majority shareholder.

The obligations of the minority stockholders pursuant to these majority stockholder rights shall terminate upon the consummation of an Initial Public Offering. The rights of the majority shareholder shall not be assignable except to a permitted transferee or to a purchaser of more than 50% of the shares of common stock then held by the majority shareholder.

In November 2019, the Company declared and paid dividends to shareholders totaling $74,947,979.

Note 12. Share Based Payments

On December 23, 2014, the Company adopted the 2015 Stock Option Plan. The Company maintains the 2015 Equity Incentive Plan (the Plan) for the Company’s employees, consultants, advisors and directors. The Plan provides for the grant of incentive stock options, non-qualified stock options, restricted stock grants, restricted stock units and share grants, as determined by the Board of Directors. The Plan was amended in February 2019 to increase the number of shares allowed to be issued under the Plan 110,000 to 160,000, subject to adjustment based on provisions within the Plan. As of September 30, 2020, the Company has reserved 160,000 shares of common stock under the Plan, and has 28,170 shares available for future issuance. Shares of common stock issued upon exercise of stock options will generally be issued from new shares of the Company. The Plan provides that the exercise price of incentive stock options cannot be less than 100% of the fair market value of the common stock on the date of the award for participants who own less than 10% of the total combined voting power of stock of the Company, and not less than 110% for participants who own more than 10% of the Company’s voting power. Options and restricted stock granted under the Plan vest over periods determined by the Board of Directors, which is generally five years. Options granted under the Plan expire up to 10 years from the date of grant.

Flora Parent, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 12. Share Based Payments (Continued)

Certain options granted under the Plan vest as follows:

50% of the options shall be exercisable 20% on each anniversary of the grant date and will therefore fully vest after five years.

The balance of 50% of the options shall be exercisable upon the occurrence of a liquidity event as follows:

25% of the options will vest if the majority owner achieves a return on investment of $200 per share of common stock in connection with a liquidity event; and

Another 25%, for 50% in total, of the options will vest if the majority owner achieves a return on investment of $250 per share of common stock in connection with a liquidity event.

A liquidity event was not deemed probable as of September 30, 2020, therefore, no stock compensation expense was recorded for the options subject to the market and performance vesting criteria contingent on the liquidity event during the year ended September 30, 2020.

The Company recognizes the compensation cost of share-based awards subject to time based vesting on a straight-line basis over the requisite service period of the award, typically the vesting period of the award.

The fair value of the stock options issued was measured with the following weighted-average assumptions under the Black-Scholes and Monte Carlo Simulation pricing models for the year ended September 30, 2020:

2020
Risk-free interest rate	1.66%
Expected dividend yield	0%
Volatility factor	28%
Expected life of option	5.5 years

The following table summarizes the activity of the Company’s stock option plan for the year ended September 30, 2020:

	Shares	Weighted- Average Exercise Price
Outstanding at September 30, 2019	123,190	$120.91
Granted	8,900	143.24
Exercised	—	—
Forfeited	(728)	105.32

Outstanding at September 30, 2020	131,362	$83.19

Exercisable at September 30, 2020	59,994	$91.67

Flora Parent, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 12. Share Based Payments (Continued)

The Company recorded share-based compensation expense for stock options granted of $1,284,373 within selling, general and administrative expenses on the accompanying consolidated statement of income during the year ended September 30, 2020. Unrecognized share-based compensation expense related to stock options granted to employees as of September 30, 2020, was $4,852,658 of which $3,591,228 relates to the options that vest contingently upon a liquidity event. The share-based compensation expense subject to time based vesting is expected to be recognized over a weighted-average period of approximately 2.2 years.

The following table summarizes information about stock options that are vested or expected to vest at September 30, 2020:

Options Vested and Expected to Vest			Options Vested and Exercisable		Options Unvested
		Weighted-		Weighted-		Weighted-
		Average		Average		Average
	Number	Remaining	Number	Remaining	Number	Remaining
Exercise	of	Contractual	of	Contractual	of	Contractual
Price	Options	Life (Years)	Options	Life (Years)	Options	Life (Years)
$ 35.95	47,852	2.52	7,976	2.52	39,876	2.52
$ 55.31	4,876	3.40	1,888	3.40	2,988	3.40
$ 73.63	6,294	4.20	2,098	4.20	4,196	4.20
$ 100.00	31,900	2.52	31,900	2.52	—	2.52
$ 117.40	13,180	5.36	4,572	5.36	8,608	5.36
$ 119.36	5,664	3.40	5,664	3.40	—	3.40
$ 137.68	4,196	4.20	4,196	4.20	—	4.20
$ 142.17	8,500	6.35	1,700	6.35	6,800	6.35
$ 143.24	8,900	7.29	—	7.29	8,900	7.29

	131,362	3.58	59,994	3.13	71,368	3.96

The weighted-average grant date fair value of stock options granted was $46.39 per share during the year ended September 30, 2020.

In November 2019, the Board of Directors approved a modification to certain stock option agreements to reduce the exercise price. The Company accounted for the modification in accordance with the guidance of FASB ASC Topic 718, Compensation – Stock Compensation, which required the Company to calculate any incremental fair value based on the difference between the fair value of the modified award and the fair value of the original award immediately before it was modified. The modification resulted in incremental fair value of $3,426,222. The incremental expense associated with the modification is recognized in accordance with the Company’s policy and included in the stock compensation expense disclosed above.

Flora Parent, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 13. Pension and Other Benefit Programs

401(k) savings plan: The Company maintains a 401(k) Savings Plan which covers substantially all Plantation Products, Inc. employees. Eligible employees may contribute, on a pre-tax basis, a percentage of their compensation up to 15%, subject to certain limitations. Employer contributions to the Plan are made at the discretion of the Board of Directors, and cannot exceed the maximum amount deductible under applicable provisions of the Internal Revenue Code. The Company did not make any employer contributions to the plan for the year ended September 30, 2020.

Union pension plans: The Company’s Canadian subsidiary contributes to union pension plans for certain employees covered by collective bargaining agreements with United Food and Commercial Workers Unit, Local # 832. This plan is not administrated by the Company, and contributions are determined in accordance with provisions of negotiated labor contracts. Contributions related to this plan are based on the number of hours worked by employees. Information with respect to the Company’s portion of the accumulated plan benefits, plan assets, unfunded vested benefits and funding status of the plan is not available from the plan’s administrators at this time. Approximately 60% of the Company’s Canadian subsidiary’s labor force is a member of the union. Pension costs for the year ended September 30, 2020 were $16,281. The collective bargaining agreement is a four year agreement, with an expiration date of April 7, 2023. The agreement may be terminated earlier in accordance with the terms of the agreement.

Defined benefit plan: Certain employees of the Company’s Canadian subsidiary are covered by a defined benefit plan (the Benefit Plan).

Under the Benefit Plan agreement, if at any time while the Benefit Plan continues in existence, the actuarial valuation of the Benefit Plan assets exceed the actuarial liabilities of the Benefit Plan, such surplus assets, or any portion of such assets, may not be used by the Company to reduce its contribution obligations, but must be applied to improve the benefits of the active, deferred and retired participants of the Benefit Plan. No adjustment was necessary at September 30, 2020.

Flora Parent, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 13. Pension and Other Benefit Programs (Continued)

The following tables provide benefit obligation, plan assets, funded status, and other information for the defined benefit plan:

September 30,
2020
Change in benefit obligation:
Projected benefit obligation at beginning of year	$3,119,953
Service cost	99,713
Interest cost	97,588
Plan participant contributions	57,443
Actuarial (gain) loss	(44,587)
Benefits paid	—
Foreign exchange gain	(17,833)

Projected benefit obligation at end of year	3,312,277

Change in plan assets:
Fair value of plan assets at beginning of year	3,119,953
Investment return on plan assets	15,485
Employer contributions	89,741
Plan participant contributions	57,443
Benefits paid	—
Foreign exchange (loss) gain	(18,306)

Fair value of plan assets at end of year	3,264,316

Funded status	$(47,961)

The following table sets forth the qualified pension plan’s funded status and amounts recognized in the Company’s consolidated financial statements at September 30, 2020:

2020
Projected benefit obligation	$3,312,277
Plan assets at fair value	3,264,316

Funded status	$(47,961)

Accumulated benefit obligation	$3,312,277

Accrued benefit cost	$(47,961)

The components of net periodic pension cost for the year ended September 30, 2020, were as follows:

2020
Service cost	$99,713
Interest cost	97,588
Expected return on plan assets	(154,008)
Amortization of experience loss (gain)	93,936

Net periodic pension cost	$137,229

Flora Parent, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 13. Pension and Other Benefit Programs (Continued)

Amount recognized in accumulated other comprehensive income, before tax, at September 30, 2020, consists of:

2020
Actuarial gain (loss)	$93,936
Adjustment to projected benefit obligation due to restricted use of surplus	—

Net gain	93,936
Amortization of experience gain	(93,936)

Total recognized in other comprehensive income	$—

Amounts in accumulated other comprehensive income that have not been recognized in net periodic benefit cost, net of tax, were $0 at September 30, 2020.

The weighted-average assumptions used to determine the net periodic benefit cost for the period ended September 30, 2020, were as follows:

2020
Discount rate	3.10%
Expected return on plan assets	4.90%
Rate of compensation increase – PBO	3.50%

The weighted-average assumptions used to determine benefit obligations at September 30, 2020, were as follows:

2020
Discount rate	2.80%
Rate of compensation increase – PBO	3.50%

Plan assets are invested at September 30, 2020, as follows:

2020
Balanced mutual fund	$3,264,316

The balanced mutual fund investment is invested at September 30, 2020, as follows:

2020
Canadian equity funds	29%
U.S. equity funds	18%
Foreign equity	18%
Bonds and mortgages	27%
Cash and other	8%

100%

Flora Parent, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 13. Pension and Other Benefit Programs (Continued)

There were no combinations, divestitures, curtailments or settlements in 2020.

There are no securities of the employer or any related party securities in plan assets at September 30, 2020.

The measurement date for the plan is September 30, 2020.

The Company expects to contribute $96,071 to the plan in fiscal year 2021.

The expected benefit payments are as follows for the years ending September 30:

2021	$11,441
2022	21,998
2023	48,738
2024	60,276
2025	92,371
2025-2029	583,583

Plan assets: Pension plan assets are managed by the trustees of the plan. The Company’s investment strategy for pension plan assets is to maximize the long-term rate of return on plan assets within an acceptable level of risk while maintaining adequate funding levels. The 5% long-term rate of return was derived to be consistent with historical returns, reasonable inflation rates and returns expected in the target investment mix. In deciding on the investments to be held, the trustees take into account the risk of possible fluctuations in income from, and market values of, the assets as well as the risk of departing from an asset profile, which broadly matches the liability profile. The trustees have invested the plan assets in a mutual fund. The mutual fund selected by the trustees is consistent with the plan’s overall investment principles and strategy described herein.

The following is a description of valuation methodologies and inputs used for assets measured at fair value, as well as a general classification pursuant to the valuation hierarchy.

Balanced mutual fund: The balanced mutual fund is valued at the quoted market prices. These securities are categorized in Level 1 of the fair value hierarchy as they are actively traded and no valuation adjustments have been applied.

Flora Parent, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 13. Pension and Other Benefit Programs (Continued)

The fair value of the assets held by the plan, by asset category, is as follows:

	Fair Value Measurements at Reporting Date
	Balance as of
	September 30,
Description	2020	(Level 1)	(Level 2)	(Level 3)
Assets:
Balanced mutual fund	$3,264,316	$3,264,316	$—	$—

Total plan assets	$3,264,316	$3,264,316	$—	$—

Note 14. Related Party Transactions

On December 23, 2014, the Company entered into a management services agreement with a related entity. In accordance with the agreement, the Company is required to pay an annual fee of $500,000 with the first fee due on the date of the agreement and subsequent fees due on each anniversary date of the agreement. Services provided in exchange for this fee include general advisory, human resources support, sales and marketing, financing support and other similar services. Certain out of pocket expenses incurred by the related party are also required to be reimbursed by the Company. Total management fees to the related entity and other board of director related expenses for the year ended September 30, 2020 were $1,222,643. There was no unpaid liability related to this agreement as of September 30, 2020.

Note 15. Subsequent Events

Subsequent events have been evaluated through January 28, 2021, the date these consolidated financial statements were available to be issued.

In December 2020, the Company entered into an agreement to merge with a public company for total estimated purchase price of approximately $532,000,000. As of the date the consolidated financial statements were issued the merger had not closed.

No other subsequent events have been identified that require recognition or disclosure in the consolidated financial statements.